EXHIBIT 99.1

First Patient Dosed with LIXTE’s LB-100 and GSK’s Immunotherapy Dostarlimab-gxly in Ovarian Clear Cell Carcinoma Trial

PASADENA, CA, January 29, 2024 — LIXTE Biotechnology Holdings, Inc. (Nasdaq: LIXT and LIXTW) (“LIXTE” or the “Company”), today announced the dosing of the first patient in a Phase 1b/2 clinical trial to assess whether adding LIXTE’s LB-100 to GSK’s programmed death receptor-1 (PD-1)-blocking monoclonal antibody, dostarlimab-gxly, may enhance the effectiveness of immunotherapy in the treatment of ovarian clear cell carcinoma (OCCC).

The clinical trial was initiated by and is being conducted at The University of Texas MD Anderson Cancer Center. LIXTE is providing LB-100; GSK is providing dostarlimab-gxly and financial support for the clinical trial.

The clinical trial (NCT06065462) is based on the observation by the lead clinical investigator of the trial, Amir Jazaeri MD, Professor of Gynecologic Oncology at MD Anderson, that a genetically acquired reduction in PP2A may enhance sensitivity to immunotherapyi. This raises the possibility that reducing PP2A pharmacologically with LB-100 may enhance the anti-tumor effect of the PD-1 blocking monoclonal antibody, dostarlimab-gxly, in patients with OCCC lacking the genetic reduction in PP2A.

About LIXTE Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical company focused on new targets for cancer drug development and developing and commercializing cancer therapies. LIXTE has demonstrated that its first-in-class lead clinical PP2A inhibitor, LB-100, is well-tolerated in cancer patients at doses associated with anti-cancer activityii. Based on extensive published preclinical data (see www.lixte.com), LB-100 has the potential to significantly improve outcomes for patients undergoing various chemotherapies or immunotherapies. LIXTE’s new approach has no known competitors and is covered by a comprehensive patent portfolio. Proof-of-concept clinical trials are in progress.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities, including the continuing development of proprietary compounds, the planning, funding, coordination and potential results of clinical trials, the patent and legal costs to protect and maintain the Company’s intellectual property worldwide, and the Company’s ability to obtain and maintain compliance with Nasdaq’s continued listing requirements, are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

i Hinchcliff EM, Patel A, Fellman B, Westin SN, Sood A, Soliman P, Shafer A, Meyer L, Fleming N, Bathala Y, Ganeshan D, Hwu P, Lu K, Jazaeri A. Loss-of-function mutations in PPP2R1A Correlate with Exceptional Survival in Ovarian Clear Cell Carcinomas Treated with Immune Checkpoint Inhibitors. National oral presentation at SGO Annual Meeting, March 2022

ii Chung V et. al. Safety, Tolerability, and Preliminary Activity of LB-100, an Inhibitor of Protein Phosphatase 2A, in Patients with Relapsed Solid Tumors: An Open-Label, Dose Escalation, First-in-Human, Phase I Trial. Clin Cancer Res. 2017;23(13):3277-84.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, research results, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at https://www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about LIXTE, Contact: info@lixte.com

General Phone: (631) 830-7092; Investor Phone: (888) 289-5533

or

PondelWilkinson Inc. Investor Relations

pwinvestor@pondel.com

Roger Pondel: (310) 279-5965; Laurie Berman: (310) 279-5962